Exhibit 10.9

RC2 CORPORATION
STOCK APPRECIATION RIGHT GRANT AGREEMENT
(Cash-Settled)

THIS STOCK APPRECIATION RIGHT GRANT AGREEMENT dated as of _________ (the "Grant Date"), is between __________ ("Grantee") and RC2 CORPORATION, a Delaware corporation (the "Company").

RECITALS

   A.   The Company adopted the RC2 Corporation 2005 Stock Incentive Plan (the "Plan"), which was approved by its Board of Directors (the "Board") and stockholders.

B.   The Board has designated Grantee as a participant in the Plan.

C.   Pursuant to the Plan, Grantee and the Company desire to enter into this Agreement setting forth the terms and conditions of the following stock appreciation right granted to Grantee under the Plan.

AGREEMENTS

Grantee and the Company agree as follows:

1.   Grant of Stock Appreciation Right.  The Company grants to Grantee a stock appreciation right (hereinafter referred to as the "Stock Appreciation Right") with respect to a total of ________ shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock "), on the terms and conditions set forth below and in the Plan.

2.   Exercise Price.  The exercise price of this Stock Appreciation Right shall be $_______ per share, which is equal to or greater than the Fair Market Value of the Stock on the Grant Date.

3.   Period of Exercise.  Except as provided under the Plan, unless the Stock Appreciation Right is terminated, Grantee may exercise this Stock Appreciation Right for up to, but not in excess of, the percent of shares of Stock subject to the Stock Appreciation Right during the periods specified below:

Percentage of Shares
of Common Stock	On or After

Grantee's right to exercise the Stock Appreciation Right expires ten years from the Grant Date, subject to Section 11.

Upon completion of a Change of Control (as defined in the Grantee’s Employment Agreement dated as of __________ (as amended from time to time, the “Employment Agreement”)) or upon termination of the Grantee’s employment due to death or Disability (as defined in the Employment Agreement) of the Grantee, this Stock Appreciation Right shall immediately vest and become exercisable by the Grantee in accordance with its remaining terms (subject, in the case of termination of employment due to death or Disability, to the period of exercise set forth in Section 11 below).  The Company agrees to take any and all actions necessary or appropriate to effectuate the acceleration of this Stock Appreciation Right and to permit the Grantee to exercise this Stock Appreciation Right in accordance with its terms and after this accelerated vesting date.

4.   Definitions.  Unless provided to the contrary in this Agreement, the definitions contained in the Plan and any amendments to the Plan shall apply to this Agreement.

5.   Change in Capital Structure.  The number of Shares covered by and the exercise price of this Stock Appreciation Right will be adjusted in the event of a stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, acquisition or other change in the capital structure of the Company as determined by the Board in accordance with the Plan.

6.   Exercise of Stock Appreciation Right.  Each exercise of this Stock Appreciation Right shall be in writing (substantially in the form of Exhibit A hereto), signed by the Grantee, and received by the Company in its principal office.  The Grantee may exercise this Stock Appreciation Right with respect to less than the total number of Shares covered hereby; provided that no partial exercise of this Stock Appreciation Right may be with respect to any fractional Share.  Upon exercise of this Stock Appreciation Right, the Grantee shall receive from the Company payment in cash equal to the amount determined by multiplying (a) the difference between the Fair Market Value on the Date of Exercise over the exercise price of this Stock Appreciation Right, times (b) the number of Shares with respect to which this Stock Appreciation Right is exercised.  If delivery is by mail, such delivery shall be deemed effected when deposited in the United States mail, addressed to Grantee.

7.   Taxes.  Before payment for any exercise of this Stock Appreciation Right, the Company may withhold from such payment or require the Grantee to remit to it an amount in cash sufficient to satisfy any federal, state, local or other applicable withholding tax requirements.

8.   Nontransferability of Stock Appreciation Right.  This Stock Appreciation Right shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable, during the Grantee's lifetime, only by the Grantee.

9.   Addresses.  All notices or statements required to be given to either party hereto shall be in writing and shall be personally delivered or sent, in the case of the Company, to its principal business office and, in the case of Grantee, to Grantee's address as is shown on the records of the Company or to such address as Grantee designates in writing.  Notice of any change of address shall be sent to the other party by registered or certified mail.  It shall be conclusively presumed that any notice or statement properly addressed and mailed bearing the required postage stamps has been delivered to the party to which it is addressed.

10.   Restrictions Imposed by Law.  Notwithstanding any other provision of this Agreement, Grantee agrees that Grantee shall not exercise this Stock Appreciation Right and that the Company will not be obligated to make any cash payment if counsel to the Company determines that such exercise, delivery or payment would violate any law or regulation of any governmental authority or any agreement between the Company and any national securities exchange upon which the Common Stock is listed.  The Company shall in no event be obligated to take any affirmative action in order to cause the exercise of this Stock Appreciation Right to comply with any law or regulation of any governmental authority.

11.   Effect of Termination of Employment.  If the Grantee’s employment is terminated for any reason other than a termination by the Company for Cause, the Grantee (or Grantee’s designated beneficiary or Grantee’s estate in the event of termination of the Grantee’s employment due to death) may exercise any part of this Stock Appreciation Right vested as of the Termination Date (after giving effect to any acceleration of vesting pursuant to Section 3) at any time prior to the original expiration date of this Stock Appreciation Right or within twelve months after the date of termination of employment, whichever period is shorter.

12.   Service Provider Relationship.  Nothing in this Agreement or in the Plan shall limit the right of the Company or any parent or subsidiary of the Company to terminate Grantee's employment or other form of service relationship or otherwise impose any obligation to employ and/or retain Grantee as a service provider.

13.   Governing Law.  This Agreement shall be construed, administered and governed in all respects under and by the laws of the State of Delaware.

14.   Provisions Consistent with Plan.  This Agreement is intended to be construed to be consistent with, and is subject to, all applicable provisions of the Plan, which is incorporated herein by reference.  In the event of a conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall prevail.

_______________________________________
[Grantee]

RC2 CORPORATION

BY____________________________________

EXHIBIT A

Stock Appreciation Right Exercise
(Cash-Settled)

1.  I exercise my Stock Appreciation Right with respect to the number of shares of RC2 Corporation (the “Company”) common stock shown below pursuant to the Company’s 2005 Stock Incentive Plan.

Grant Agreement	Stock Appreciation Right Exercised

Date____________________	Number____________________ Per Share Exercise Price_________________

2.  In connection with this Stock Appreciation Right exercise, I represent the following:

(a)  All conditions under the above-referenced Grant Agreement have been met with respect to the Stock Appreciation Right exercised.

(b)  I have had access to and have reviewed all current publicly available reports filed by the Company with the Securities and Exchange Commission and have based my purchase on that information and not on any other oral or written information supplied by the Company.

3.  I understand that before payment for this Stock Appreciation Right exercise, the Company may withhold from such payment or require me to remit to it an amount in cash sufficient to satisfy any federal, state, local or other applicable withholding tax requirements.

Date____________________	Name_______________________________ (Please print name)
Signature______________________________